EXHIBIT 23.1 - Consent of Independent Registered Accountant

                        BOBBY J. HUTTON
                  Certified Public Accountant
                      4824 Courtside Drive
                    Fort Worth, Texas  76113
                         817 263 8666

December 2, 2013


CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in the Registration Statement, on Form S-1, of our report(s) dated April 12, 2013 and October 16, 2013 relating to the financial statements of Signal Advance, Inc. for years ended December 31, 2011, and December 31, 2012, respectively, and for the interim nine month periods ended September 30, 2013 and September 30, 2012, respectively, which appear in the Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Bobby J. Hutton

Bobby J. Hutton,
Certified Public Accountant